EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated March 5, 1999 accompanying the consolidated financial statements of Authoriszor, Inc. (formerly Toucan Gold Corporation) appearing in the 1998 Annual report of the Company on Form 10-KSB as of December 31, 1998 and for the years ended December 31, 1997 and 1998 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.





                                                     GRANT THORNTON LLP

                                                     /s/ Grant Thornton LLP
                                                     ---------------------------

Dallas, Texas
December 30, 1999